UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2006

UNITED TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Financial Plaza Hartford, Connecticut 06103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (860) 728-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

The United Technologies Corporation 2005 Long Term Incentive Plan (the “2005 LTIP”), approved by shareholders in April 2005, provides for various forms of awards to directors, executive officers and employees of United Technologies Corporation (the “Company”) based on the value of shares of Common Stock of the Company, including awards that vest solely on the basis of performance targets.

On October 11, 2006, the Committee on Compensation & Executive Development (the “Committee”) of the Board of Directors of the Company approved performance targets for Performance Share Units to be awarded in 2007 under the 2005 LTIP. Performance Share Units awarded in 2007 will vest only if pre-established three year targets are achieved for the following performance measures: the compound annual growth rate in the Company’s diluted earnings per share and the Company’s total shareowner return compared to other companies included in the S&P 500. Actual award statements will specify the applicable performance targets, the minimum performance required for vesting, the range of vesting relative to measured performance and the relative weighting of each target.

The form of award agreement for Performance Share Units and Stock Appreciation Rights to be awarded in 2007 under the 2005 LTIP is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Form of award agreement for Performance Share Unit and Stock Appreciation Right awards to be granted in 2007 under the United Technologies 2005 Long Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION (Registrant)
Date: October 13, 2006

	By:	/s/ Charles F. Hildebrand
Charles F. Hildebrand
Assistant Secretary and Associate General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Form of award agreement for Performance Share Unit and Stock Appreciation Right awards to be granted in 2007 under the United Technologies 2005 Long Term Incentive Plan